ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
               INSTITUTE FOR STRATEGIC BUSINESS DEVELOPMENT, INC.

                                  *     *     *

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Articles of Incorporation, which amendment was adopted by the shareholders of the Corporation on December 23, 1996 by the holders of the outstanding common stock, the only voting group entitled to vote thereon, by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act. The number of shares adopting the amendment was sufficient for approval by that group.

1. The name of the Corporation is INSTITUTE FOR STRATEGIC BUSINESS DEVELOPMENT, INC.

2. Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                    ARTICLE I

                                      Name
                                      ----

     The  name  of  this  Corporation  is  EARTH  LABS,  INC.

3. This Amendment is to be effective as of December 23, 1996. INSTITUTE FOR STRATEGIC BUSINESS DEVELOPMENT, INC.


By:  /s/  Joel  Bernstein
     President

December  23,  1996